Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-102765, No. 333-102764, and No. 333-85194) of Carmike Cinemas, Inc. of our report dated March 18, 2004, except for Note 17, as to which the date is December 6, 2004, relating to the restated financial statement schedule, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP
Atlanta, Georgia
December 13, 2004